SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2016

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Vectren Corporation's 2016 Definitive Proxy Statement on Schedule 14A that was printed and distributed to shareholders on March 29, 2016, contained a typographical error. This error was corrected in the electronic version filed via EDGAR on March 29, 2016.

In the printed and distributed copy of the 2016 Definitive Proxy Statement on Schedule 14A, the first paragraph on page 79 under "Shareholder Proposals for 2017 Annual Meeting" read:
"Under Rule 14a-8 promulgated pursuant to the Securities Exchange Act of 1934, shareholders of the Company may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the 2016 annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2016 annual meeting, shareholder proposals must be received at the Company’s principal office, One Vectren Square, 211 N.W. Riverside Drive, Evansville, Indiana 47708, Attention: Corporate Secretary, no later than November 29, 2016 and must otherwise comply with the requirements of Rule 14a-8."

That paragraph should have read:
“Under Rule 14a-8 promulgated pursuant to the Securities Exchange Act of 1934, shareholders of the Company may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the 2017 annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2017 annual meeting, shareholder proposals must be received at the Company’s principal office, One Vectren Square, 211 N.W. Riverside Drive, Evansville, Indiana 47708, Attention: Corporate Secretary, no later than November 29, 2016 and must otherwise comply with the requirements of Rule 14a-8.”

This Current Report on Form 8-K is being filed to clarify certain of the disclosures as explained above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
March 29, 2016

By: /s/ Ronald E. Christian
Ronald E. Christian
Executive Vice President, Chief Legal and External Affairs Officer, and Corporate Secretary